UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2024

KLA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Drive	Milpitas	California	95035
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (408) 875-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KLAC	The Nasdaq Stock Market, LLC
The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2024, KLA Corporation (the “Company”) and Oreste Donzella, Executive Vice President and Chief Strategy Officer, agreed that Mr. Donzella will transition to the role of part-time senior advisor to the Company beginning on April 14, 2025 (the “Effective Date”) and ending on August 16, 2026 (the “Advisor Period”). Mr. Donzella will remain as the Company’s Chief Strategy Officer until April 13, 2025, during which time, Mr. Donzella will assist the Company with transitioning his current duties and responsibilities. Prior to the Effective Date, there will be no changes to Mr. Donzella’s employment terms, including his compensation or other benefits.

Senior Advisor Agreement

In connection with his transition, on November 15, 2024, the Company and Mr. Donzella entered into a Senior Advisor Agreement (the “Advisor Agreement”) that provides for his continued employment during the Advisor Period. Pursuant to the Advisor Agreement, during the Advisor Period, Mr. Donzella is expected to provide at least 10 hours of services per week to the Company, and will be eligible for the following compensation and benefits: (i) commencing on April 7, 2025, an annualized base salary of $125,000; (ii) continued vesting of Company equity or equity-based awards held by Mr. Donzella as of the Effective Date based on his continued employment with the Company; and (iii) continued eligibility to participate in the Company’s 401(k) plan, employee stock purchase plan and certain other retirement and welfare plans, subject to the terms of such plans. Mr. Donzella will not be eligible to participate in the Company’s bonus programs or to be granted new long-term equity awards during the Advisor Period.

Under the Advisor Agreement, upon a termination of Mr. Donzella’s employment by the Company for any reason other than for “cause” (as defined in the Advisor Agreement) and other than due to death or disability, then, subject to his execution and non-revocation of a general release of claims, Mr. Donzella will be eligible to receive a lump-sum cash payment in an amount equal to $7,000,000 (if the termination occurs prior to August 5, 2025) or $3,500,000 (if the termination occurs on or after August 5, 2025 but prior to August 6, 2026), payable within 30 days after the date of such termination.

Under the Advisor Agreement, Mr. Donzella will continue to be subject to his Proprietary Information and Inventions Agreement with the Company and other restrictive covenants with the Company and its affiliates.

The foregoing summary of the terms of the Advisor Agreement is qualified in its entirety by reference to the complete text of the Advisor Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA CORPORATION

Date: November 15, 2024	By:	/s/ Mary Beth Wilkinson
	Name:	Mary Beth Wilkinson
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary